News Release

Contacts:	Jim Fanucchi	Betty Wiggins
	Summit IR Group	Optika Inc.
	(408) 404-5400	(719) 260-4388

Optika Inc. Announces Continued Revenue Growth

And Profitability For Q4 2003

Pending Merger With Stellent, Inc. Will Result In The Industry’s

Broadest Product Platform and Customer-Focused Solutions that Deliver Strong ROI

Colorado Springs, Colo.—Jan. 20, 2004 —Optika® Inc. (NASDAQ: OPTK), a leading Enterprise Content Management (ECM) provider of imaging, workflow, collaboration and records management software, today reported financial results for its fourth quarter and fiscal year 2003, ended Dec. 31, 2003.

Revenue for the fourth quarter of fiscal 2003 was $5.6 million, an increase of 4 percent from the $5.4 million reported in the third quarter of fiscal 2003, and up 14 percent from the $4.9 million reported in the fourth quarter of fiscal 2002.

Net income for the fourth quarter was $279,000, or basic net income of $0.03 per share. This compares with net income of $183,000, or basic net income of $0.02 per share in the third quarter of 2003, and net income of $34,000, or basic net income of $0.00 per share in the same period a year ago. The company generated approximately $1.2 million of cash from operations in the fourth quarter of fiscal 2003.

Fiscal 2003 Full Year Results

Revenue for fiscal 2003 was $19.9 million, an increase of 11 percent compared with $17.9 million in fiscal 2002. Net loss for fiscal 2003 was $384,000, or a basic net loss of $0.04 per share. This compares with fiscal 2002 net loss of $518,000, or basic net loss of $0.06 per share.

“The fourth quarter marked our third consecutive quarter of improving revenue growth, validating the success we are achieving with our strategy to continuously increase license revenue while also improving our cash position,” said Steven M. Johnson, chief financial officer of Optika. “At the start of 2003 we established financial goals that focused on increasing revenue, returning to profitability and strengthening our balance sheet. I am proud that we achieved all three goals and believe the company is positioned for sustained growth in fiscal 2004.”

In the fourth quarter the company added a number of new Acorde™ customers, including Petco Animal Supplies, Inc., The Sports Authority, ServiceMaster Consumer Services, Gables Residential, Regency Centers, and Zimmer, Inc. Several current customers also expanded their existing Acorde systems, including CitiCapital, GlaxoSmithKline, World Savings, Montgomery County, Penn., Federal Home Loan

-more-

Optika Inc. Announces Continued Revenue Growth and Profitability for Q4 2003

Bank of Indianapolis, and Coca Cola Bottling Company Consolidated. Optika also achieved certification of Acorde on PeopleSoft Financial Management Solutions.

In two separate press releases issued on Jan. 20, Optika announced the availability Acorde 4.0, the newest version of the company’s enterprise content management product suite, and the Department of Defense 5015.2 certification of the Acorde Records Management product.

Merger Agreement Signed with Stellent, Inc.

On Jan. 12, 2004 the company announced it entered into a definitive merger agreement with Stellent, Inc. (NASDAQ:STEL), whereby Stellent will acquire all of the outstanding shares of Optika. The completion of the transaction is subject to customary closing conditions, including the approval of the stockholders of Optika and Stellent and applicable regulatory approvals. This transaction is expected to close in the second quarter of calendar 2004. A copy of the news release announcing the definitive merger agreement can be found on the company’s website at www.optika.com.

“Our pending merger with Stellent represents a tremendous opportunity to join with a company that will complement and enhance our product suite, customer base and geographic coverage, and we believe it is a very positive event for Optika’s customers, employees and shareholders,” said Mark K. Ruport, president, CEO and chairman of Optika. “The combined company will give our customers and partners the ability to leverage a broader product suite. In addition, we believe this merger will strengthen the long-term prospects for our employees and shareholders because they will be part of a company that is ready to take advantage of the strong momentum in the content management market.”

Outlook and Guidance

In the first quarter of fiscal 2004, ending March 31, 2004, the company expects:

•	Revenue to be between $5.1 million and $5.5 million.

•	Earnings per basic share to be in the range of a basic net loss of $0.02 to basic net income of $0.01 per share, excluding any merger-related charges.

•	Ending cash balance, excluding any cash utilized for merger-related costs, will be approximately $9.1 million.

Conference Call

Optika management will hold a conference call to discuss these financial results tomorrow, January 21, at 9:00 a.m. Eastern Time. To access the conference call, please dial (773) 756-4602 by 8:50 a.m. Eastern Time. You will need to reference the passcode “Optika.” A replay of the conference call will be available until Feb. 4. To access the recording, please dial (402) 220-9735. A live webcast of the conference call will also be available via the company’s Web site at www.optika.com.

Optika Inc. Announces Continued Revenue Growth and Profitability for Q4 2003

About Optika

Headquartered in Colorado Springs, Colo., Optika Inc. (NASDAQ:OPTK) is a leading provider of enterprise content management (ECM) and business process automation software products. Optika’s Acorde(tm) family of document imaging, workflow, collaboration, and records management software allows companies to manage content, streamline processes, and drive significant return on investment. The company’s more than 2000 customers worldwide include The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corporation, Turner Broadcasting Systems, Airborne Express, and SBC Communications. Optika was named one of the Top 500 Technology Companies in 2003 by Software Magazine. For more information about Optika and the Acorde product family, contact the company at 719.548.9800 or visit www.optika.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statements and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, industry ranking, timing of closing, market or customer needs, organizational structure and execution of integration plans are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Stellent/Optika merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Optika and Stellent are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; lack of market acceptance of the Stellent and Optika suite of products, failure of the market for enterprise content management software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by competitors that could delay or reduce sales; the failure of reseller and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates; and actual or perceived declining economic conditions that could negatively affect sales and profits; other risks that are described from time to time in Stellent and Optika’s Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Stellent and Optika’s results could differ materially from either company’s expectations in these statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Optika as of the date hereof, and Optika assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Stellent and Optika will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF STELLENT AND OPTIKA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STELLENT, OPTIKA AND THE PROPOSED MERGER. Investors and security holders may obtain without charge copies of the joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Stellent or Optika with the Securities and Exchange Commission at the SEC’s web site at http://www.sec.gov. A free copy of the joint proxy statement/prospectus and other relevant

Optika Inc. Announces Continued Revenue Growth and Profitability for Q4 2003

materials (when they become available), and any other documents filed by Stellent or Optika with the SEC, may also be obtained from Stellent and Optika. In addition, investors and security holders may access copies of the documents filed with the SEC by Stellent on Stellent’s website at www.Stellent.com. Investors and security holders may obtain copies of the documents filed with the SEC by Optika on Optika’s website at www.Optika.com.

INFORMATION CONCERNING PARTICIPANTS

Each of Stellent and Optika and their respective officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders in favor of the transaction. Information about the directors and executive officers of Stellent may be found in Stellent’s definitive proxy statement for its 2003 annual meeting of stockholders and in Stellent’s annual report on Form 10-K for the fiscal year ended March 31, 2003. Information about the directors and officers of Optika may be found in Optika’s definitive proxy statement for its 2003 annual meeting of stockholders and in Optika’s annual report on Form 10-K for the fiscal year ended December 31, 2002. In addition, information regarding the interests of Optika’s officers and directors in the transaction will be included in the joint proxy statement/prospectus.

(Condensed consolidated statements of operations and balance sheets follow)

###

Optika Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
Revenues:
Licenses	$2,083	$1,707	$6,833	$5,655
Maintenance and other	3,484	3,167	13,084	12,218

Total revenues	5,567	4,874	19,917	17,873

Cost of revenues:
Licenses	243	143	790	575
Maintenance and other	903	944	3,627	3,674

Total cost of revenues	1,146	1,087	4,417	4,249

Gross profit	4,421	3,787	15,500	13,624
Operating expenses:
Sales and marketing	2,412	2,019	9,272	7,533
Research and development	1,162	1,292	4,725	5,128
General and administrative	608	462	1,977	1,612

Total operating expenses	4,182	3,773	15,974	14,273

Income (loss) from operations	239	14	(474)	(649)
Other income	40	20	90	128

Income (loss) before income taxes	279	34	(384)	(521)
Income taxes	—	—	—	(3)

Net income (loss)	$279	$34	$(384)	$(518)

Basic net income (loss) per common share	$0.03	$0.00	$(0.04)	$(0.06)
Basic weighted average number of common shares outstanding	9,163	8,326	8,741	8,292

Diluted net income (loss) per common share	$0.02	$0.00	$(0.04)	$(0.06)
Diluted weighted average number of common shares outstanding	11,686	9,254	8,741	8,292

Condensed Consolidated Balance Sheets (Unaudited) (in thousands)
			Dec 31, 2003	Dec 31, 2002
Assets
Current assets:
Cash and cash equivalents			$3,929	$2,458
Restricted cash and cash equivalents			100	—
Short-term investments			5,153	5,950
Accounts receivable, net			4,696	3,796
Other current assets			523	557

Total current assets			14,401	12,761
Property and equipment, net			683	895
Intangible assets, net			584	—
Goodwill			1,166	—
Other assets			221	233

			$17,055	$13,889

Liabilities and stockholders' equity
Accounts payable and accrued expenses			$2,763	$1,915
Deferred revenues			6,358	4,986

Total current liabilities			9,121	6,901
Total stockholders' equity			7,934	6,988

			$17,055	$13,889